UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 14, 2010

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On April 14, 2010, Kilroy Realty Corporation, or the Company, issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information included on this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. This Item 7.01 in this Current Report on Form 8-K (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 8.01	OTHER EVENTS

(a) United States Federal Income Tax Considerations

The information included on this Current Report on Form 8-K under this Item 8.01(a) (including Exhibit 99.2 hereto) provides a summary of certain United States federal income tax considerations relevant to the Company.

The summary of certain United States federal income tax considerations is filed herewith as Exhibit 99.2, is incorporated herein by reference, and supersedes, in its entirety, each section entitled “Material Federal Income Tax Considerations” or “United States Federal Income Tax Considerations” contained or incorporated by reference, if applicable, in the Company’s registration statements filed under the Securities Act of 1933, as amended, remaining effective as of, and filed prior to, the date of this Current Report, or in any Current Report on Form 8-K filed by the Company prior to the date of this Current Report.

(b) Recent Developments

The information included on this Current Report on Form 8-K under this Item 8.01(b) provides a summary of information with respect to some recent developments affecting the Company.

Acquisitions

Recent Acquisition. On March 17, 2010, the Company acquired from an unrelated third party an office building located at 2385 Northside Drive in San Diego, California, which encompasses approximately 88,800 rentable square feet, and a parking structure for a total of approximately $18 million in cash. The building and parking structure are part of a multi-building campus known as Mission City Corporate Center. The acquisition was financed with borrowings under the credit facility referred to below under the heading “Credit Facility.”

Pending Acquisitions. On March 12, 2010, the Company entered into a purchase and sale agreement with an unrelated third party to acquire three office buildings located at 2375, 2355 and 2365 Northside Drive in San Diego, California, which encompass an aggregate of approximately 190,600 rentable square feet, and a parking structure. The Company expects to acquire these properties by assuming $52 million of secured indebtedness bearing interest at a weighted average annual fixed rate of 5.1% and maturing on April 1, 2012. The buildings and parking structure are part of the Mission City Corporate Center. The Company expects this acquisition to close in the second quarter of 2010, subject to satisfactory completion of its due diligence review of the properties and related leases and other customary closing conditions.

On April 12, 2010, the Company entered into a purchase and sale agreement with an unrelated third party to acquire an office building located at 303 Second Street in San Francisco, California, which encompasses approximately 732,000 rentable square feet, and an attached parking structure for approximately $237 million in cash. The Company expects the acquisition to close in the second quarter of 2010, subject to satisfactory completion of its due diligence review of the property and related leases and other customary closing conditions. The Company expects to finance this acquisition with a combination of the net proceeds from the planned offering of common stock pursuant to a prospectus supplement filed with the Securities and Exchange Commission on April 14, 2010 on Form 424(b)(5) and/or borrowings under its revolving credit facility.

As a key component of its growth strategy, the Company continually evaluates selected property acquisition opportunities. The Company considers potential acquisitions on an ongoing basis and may have one or more potential acquisitions under consideration at any point in time, which may be at varying stages of the negotiation and due diligence review process. There can be no assurance that any of the pending acquisitions described above will be consummated at the prices, on the terms or by the dates currently contemplated, or at all, or that any potential acquisitions will be completed. In addition, acquisitions are subject to various other risk and uncertainties. See the subsection entitled “Risk Factors—We may be unable to complete acquisitions and successfully operate acquired properties” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Credit Facility

The Company’s $550 million unsecured revolving credit facility is scheduled to expire in April 2010. The Company has notified the lenders that it intends to exercise its option to extend the maturity date of the credit facility by one year for a one time extension fee equal to 0.15% of $550 million, the maximum amount available under the credit facility. For the extension to be effective, the Company will need to certify on April 26, 2010 that it is not in default and that no event of default exists as of such date under the credit facility. As of April 12, 2010, the Company had outstanding borrowings under the credit facility of approximately $200 million, and available borrowing capacity under the credit facility of approximately $350 million.

Debt Ratings

As of April 13, 2010, the Company had received confirmation that its operating partnership, Kilroy Realty, L.P., had been assigned a Baa3 issuer rating by Moody’s Investors Service with a stable outlook and a BBB- corporate credit rating by Standard and Poor’s Ratings Services with a stable outlook. The credit ratings assigned to the Kilroy Realty, L.P. could change based upon, among other things, its results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies and there can be no assurance that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these ratings relate solely to any debt securities and preferred equity securities that the Company or Kilroy Realty, L.P. may issue and not to the common stock of the Company and are not recommendations to buy, sell or hold any securities of the Company or Kilroy Realty, L.P.

Leasing Activity

During the quarter ended March 31, 2010, the Company signed leases for approximately 327,300 rentable square feet in its office and industrial properties. At March 31, 2010, the Company had letters of intent for approximately 192,500 rentable square feet in its office and industrial properties. However, there can be no assurance that the Company will enter into leases for the space covered by these letters of intent.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Press Release dated April 14, 2010 issued by Kilroy Realty Corporation

99.2	United States Federal Income Tax Considerations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By:	/S/ HEIDI R. ROTH
Heidi R. Roth
Senior Vice President and Controller

Date: April 14, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release dated April 14, 2010 issued by Kilroy Realty Corporation

99.2*	United States Federal Income Tax Considerations

*	Filed herewith.

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